UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HIGHLAND OPPORTUNITIES AND INCOME FUND

(Exact name of registrant as specified in its charter)

Massachusetts	456245636
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.375% Series B Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 5.375% Series B Cumulative Preferred Shares, par value $0.001 and liquidation preference $25.00 per share (the “Series B Preferred Shares”), of Highland Opportunities and Income Fund (the “Company”), as included under the captions “Description of the Series B Preferred Shares” and “Description of the Securities–Preferred Shares” in the Offer to Exchange dated February 3, 2025, filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2025 as Exhibit (a)(1)(i) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), the (“Offer to Exchange”), is hereby incorporated by reference herein. In addition, incorporated by reference herein is information related to the Series B Preferred Shares under the caption “Anti-Takeover Provisions in the Governing Documents” in the Offer to Exchange.

Item 2. Exhibits.

Exhibit No.	Document
(1)	Amended and Restated Agreement and Declaration of Trust dated July 26, 2019 (Incorporated by reference to Exhibit (d)(1) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

(2)	First Amendment to the Third Amended and Restated Agreement and Declaration of Trust dated October 15, 2019 (Incorporated by reference to Exhibit (d)(2) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

(3)	Second Amendment to the Third Amended and Restated Agreement and Declaration of Trust dated August 13, 2020 (Incorporated by reference to Exhibit (d)(3) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

(4)	Third Amendment to the Third Amended and Restated Agreement and Declaration of Trust dated December 21, 2021 (Incorporated by reference to Exhibit (d)(4) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

(5)	Fourth Amendment to the Third Amended and Restated Agreement and Declaration of Trust dated May 15, 2023 (Incorporated by reference to Exhibit (d)(5) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

(6)	Third Amended and Restated By-Laws of the Registrant dated December 21, 2021 (Incorporated by reference to Exhibit (d)(6) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

(7)	Statement of Preferences for the 5.375% Series A Cumulative Preferred Shares dated July 29, 2019 (Incorporated by reference to Exhibit (d)(7) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

(8)	Form of Statement of Preferences of 5.375% Series B Cumulative Preferred Shares (Incorporated by reference to Exhibit (d)(8) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-90216), filed on February 3, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHLAND OPPORTUNITIES AND INCOME FUND

Date: March 5, 2025	By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer, Principal Accounting Officer, Principal Financial Officer, and Principal Executive Officer